UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 22, 2016

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonus Payments and Stock Option Awards for Executive Officers

On January 22, 2016, the Compensation Committee of the Board of Directors, or the Compensation Committee, of VIVUS, Inc., or the Company, authorized and approved cash bonus payments pursuant to the Company’s employee annual discretionary performance incentive plan for fiscal year 2015 adopted on the same date, or the Annual Bonus Plan, and stock option awards under the Company’s 2010 Equity Incentive Plan to certain of the Company’s employees, including executive officers Seth H. Z. Fischer, Chief Executive Officer, Mark K. Oki, Chief Financial Officer and Chief Accounting Officer, John L. Slebir, Senior Vice President, Business Development and General Counsel and Secretary, and Santosh T. Varghese, M.D., Vice President, Medical & Regulatory Affairs, Pharmacovigilance, and QA. The following table sets forth the specific cash bonus payments under the Annual Bonus Plan and stock option awards authorized and approved for each of Messrs. Fischer, Oki and Slebir and Dr. Varghese:

Executive Officers (1)	Cash Bonus Payments	Stock Option Awards (2)
Seth H. Z. Fischer	$472,500	1,900,000
Mark K. Oki	$20,825	93,500
John L. Slebir	$191,975	625,000
Santosh T. Varghese, M.D.	$138,250	550,000

(1)               With the exception of Mr. Oki, these individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on September 18, 2015. On September 30, 2015, the Board of Directors of the Company appointed Mr. Oki to serve as the Chief Financial Officer and Chief Accounting Officer of the Company, effective as of October 19, 2015.  The cash bonus payment under the Annual Bonus Plan to Mr. Oki is on a pro rata basis for the period of time that he served as Chief Financial Officer and Chief Accounting Officer of the Company in 2015.

(2)               The shares of common stock subject to each stock option will vest and become exercisable over four (4) years as follows: one-fourth (1/4th) of the total number of shares subject to the option will vest and become exercisable on the one (1) year anniversary of the date of grant and an additional one forty-eighth (1/48th) of the total number of shares subject to the option will vest and become exercisable each full month thereafter, subject to each such individual continuing to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) on the relevant vesting dates.  Each stock option has an exercise price of $1.06 per share, a 7-year term from the date of grant and an exercise period equal to 12 months from the date each such individual ceases to be a Service Provider.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses under the Annual Bonus Plan for each of the executive officers.  Bonuses were calculated using a formula that includes: (a) the individual’s base salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company and the participant’s contribution to the Company’s overall performance, including the achievement of various corporate objectives.

Increases to Base Salary Compensation for Executive Officers

On January 22, 2016, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its executive officers.  The review of Mr. Fischer’s base salary was also conducted pursuant to the terms of the Employment Agreement dated September 3, 2013 by and between the Company and Mr. Fischer.  The following table sets forth the 2016 base salaries authorized and approved for each of Messrs. Fischer, Oki and Slebir and Dr. Varghese:

Executive Officers (1)	2015 Base Salary	2016 Base Salary
Seth H. Z. Fischer	$675,000	$696,600
Mark K. Oki	$350,000	$350,000
John L. Slebir	$438,800	$452,842
Santosh T. Varghese, M.D.	$395,000	$407,640

(1)                                 With the exception of Mr. Oki, these individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on September 18, 2015. On September 30, 2015, the Board of Directors of the Company appointed Mr. Oki to serve as the Chief Financial Officer and Chief Accounting Officer of the Company, effective as of October 19, 2015.  Due to Mr. Oki’s recent appointment as the Chief Financial Officer and Chief Accounting Officer of the Company, his base salary was not adjusted.

Other Compensation for Executive Officers

As previously disclosed, the Company’s Chief Executive Officer, Senior Vice Presidents (or equivalent pay grade) and Vice Presidents (or equivalent pay grade) are eligible to receive annual cash payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with such eligibility being up to 80%, 50% and 40%, respectively, of such executive officers’ base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir Senior Vice President, Business Development and General Counsel

Date:  January 28, 2016